                                 [  Specimen  ]

                              FORTIS ADVISERS, INC.
                                       AND
                            FORTIS INVESTORS, INC.'S
                        MULTIPLE CLASS SHARES PLAN FOR :

                        FORTIS ADVANTAGE PORTFOLIOS, INC.
                         FORTIS EQUITY PORTFOLIOS, INC.
                        FORTIS FIDUCIARY PORTFOLIOS, INC.
                            FORTIS GROWTH FUND, INC.
                         FORTIS INCOME PORTFOLIOS, INC.
                          FORTIS MONEY PORTFOLIOS, INC.
                        FORTIS TAX-FREE PORTFOLIOS, INC.
                        FORTIS WORLDWIDE PORTFOLIOS, INC.

                                DECEMBER 7, 1995

MULTIPLE CLASS SHARES PLAN FOR FORTIS FUNDS

I.   INTRODUCTION

This Multiple Class Shares Plan (the "Plan") for the Fortis Funds(1) (the "Funds") has been prepared to provide the Funds' Boards of Directors with an overview of the multiple class structure that Fortis Advisers, Inc. and Fortis Investors, Inc. implemented for the Funds on November 14, 1994. In addition, this document fulfills the requirements of SEC Rule 18f-3(d), promulgated under the Investment Company Act of 1940, that provides for the creation and maintenance of a multiple class shares structure without the necessity of an SEC Exemptive Order.

Pursuant to Rule 18f-3(d), this document sets forth the separate arrangements, characteristics, and expense allocations for each class and all related conversion features and exchange privileges, thus providing the framework for the Funds' multiple class structure. In addition, the Boards' responsibilities with respect to the multiple class shares program are set forth. Any material amendments to the Plan will be presented to the Boards for their approval.

II.  BACKGROUND

The Funds' multiple class program became effective on November 14, 1994 pursuant to: (i) Board approval of the program received on June 28, 1994; (ii) an SEC Exemptive Order dated June 21, 1994; and (iii) an IRS Private Letter Ruling dated May 10, 1994(2). With the effectiveness of Rule 18f-3 in early 1995, fund groups operating with a multiple class share structure pursuant to an SEC Exemptive Order are given the option to continue to operate under the Exemptive Order or elect to comply with the provisions of Rule 18f-3. At the Boards'
June 27, 1995 meeting the Directors approved the Funds' election to operate under Rule 18f-3 effective on such date as Fund management selected. Fund management selected July 31, 1995.

In light of the fact that, as of July 31, 1995, the Funds' multiple class program has not been materially modified since its approval on June 28, 1994 and amendment on December 8, 1994, all that was

----------------------

     (1) The Fortis mutual funds that, as of January 1, 1996 will have a multiple class shares structure are the four portfolios of Fortis Advantage Portfolios, Inc. (Asset Allocation Portfolio, Capital Appreciation Portfolio, High Yield Portfolio and Government Total Return Portfolio), the three portfolios of Fortis Equity Portfolios, Inc. (Capital Fund, Value Fund and Growth & Income Fund), Fortis Fiduciary Fund, Fortis Growth Fund, the sole portfolio of Fortis Income Portfolios, Inc. (U.S. Government Securities Fund-- "USG"), the sole portfolio of Fortis Money Portfolios, Inc. (Money Fund), the three portfolios of Fortis Tax-Free Portfolios, Inc. (National Portfolio, Minnesota Portfolio, and New York Portfolio) and the sole portfolios of Fortis Worldwide Portfolios, Inc. (Global Growth Portfolio).


     (2) The Funds also received an opinion letter from KPMG Peat Marwick LLP, dated September 7, 1994, that concludes that Class H shares, which were not included in the request for the Private Letter Ruling, are consistent with the holdings and requirements of the Ruling.

necessary to effectuate the transition to Rule 18f-3 was the creation of this Plan and filing it with the SEC as an exhibit to the Funds' registration statement. No additional Board approvals were necessary and the Plan was filed and became effective July 31, 1995.

The Plan is now being amended, effective January 1, 1996, primarily due to the creation of two additional portfolios of Fortis Equity Portfolios, Inc. (namely Fortis Value Fund and Fortis Growth & Income Fund) that will have a multiple class share structure and become available on January 1, 1996. In addition, effective March 1, 1996 Class Z shares will become available for Fortis Growth Fund.

III. MULTIPLE CLASS SHARES STRUCTURE

The Funds' multiple class shares program allows an investor to select not only the Fund that has an investment objective that best suits his or her investment needs, but also the most appropriate distribution method. Specifically, the investor is able to choose a method of purchasing shares that the investor believes is most beneficial given the amount of the investment, length of time the investor expects to hold his or her shares and other relevant circumstances. The investor's choice of a class also determines how the investor's sales representative will be compensated on that sale of shares.

Rule 18f-3 authorizes the Board to create additional classes of shares that are tailored to particular customers, distribution channels and shareholder servicing arrangements. This flexibility will allow the Funds to quickly adapt to future changes in the marketplace.

     A.   CLASS SPECIFICATIONS

The multiple class shares program consists primarily of five classes of shares. Generally, the characteristics of each of these five classes are laid out in the following chart:

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                                  FORTIS FUNDS
                            MULTIPLE CLASS STRUCTURE
                 (Summary of Information Contained in Exhibit A)

--------------------------------------------------------------------------------
CLASS                      A*/**         B/H***           C            E**/****

Front End
Sales Charge               4.5%-4.75%    None             None         4.5%
(None on Money Fund)

Dealer Concession          4.0%          4.0%             1.0%         4.0%
                                         5.25% on H

CDSC                       None          4%, 4%, 3%       1%/          None
                                         3%, 2%, 1%       1 Year
                                         (6 Years)*****

Conversion to A            N/A           Year 9           None         N/A

Total 12b-1                .20%-.45%     1.0%             1.0%         None

Trail Commission           .20%-.45%     .25%             1.0%         None
                                         No Trail         Year 2+
                                         On H

--------------------------------------------------------------------------------
     * Includes a class of shares for new purchasers of USG and/or Tax-Free that has a .25% 12b-1 fee.
     ** The Million Dollar NAV Program, which predates the multiple class shares program, remains intact. However, it only applies to purchases of Class A and Class E shares.
     *** Class B is identical to Class H in all respects EXCEPT Class H has a 5.25% dealer concession with no trail commission compared to a 4% dealer concession and a .25% trail commission on Class B shares. From time to time, at Investors' sole discretion, the concession on Class H may be uniformly increased to 5.50%.
     **** Class E is available for USG and Tax-Free only. This class has no 12b-1 fee and is designed for additional purchases and reinvestment of dividends/capital gains by USG and Tax-Free shareholders of record on November 13, 1994.
     ***** With respect to Class B and H shares only, the CDSC does not apply to an amount that represents, on an annual (non-cumulative) basis, up to 10% of the amount (at the time of the investment) of a shareholder's purchases. On all classes the CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. In addition, the CDSC is waived in the event of a shareholder's death or disability.

The specifics as to how each Fund has implemented the multiple class structure and the characteristics of each Fund's classes are set forth in Exhibit A.

Class Z shares, which are not depicted in the preceding chart and which will not become available until March 1, 1996, are limited to Growth Fund and are only available for continued and future investment to particular individuals. Specifically, Class Z shares will be available to all shareholders of record of the Special Stock Portfolio of Special Portfolios, Inc. on March 1, 1996, the date this portfolio was merged into Class Z of Growth Fund. In addition, Class Z shares will be available to personnel of Fortis, Inc. and its affiliates, officers and directors of Growth Fund and pension, profit sharing and other retirement plans created for the benefit of such persons. Class Z shares are pure "no load" shares, they are not subject to any sales charge or 12b-1 fees and no dealer concession is paid on their purchase.

As referenced in the preceding chart and discussion, as well as in Exhibit A, the multiple class structure for USG, the Tax-Free Portfolios and Growth Fund is somewhat different than for the other Funds. The other Funds each have four classes of shares: Class A, Class B, Class H, and Class C. USG and the Tax-Free Portfolios have an additional class of shares (Class E) due to the fact that at the time the multiple class shares program was implemented they were the only Funds whose shareholders were not assessed a Rule 12b-1 fee. In light of this fact, and recognizing that in order to remain viable and competitive, future sales of these Funds' shares must provide an ongoing trail commission to the sales force funded by a Rule 12b-1 fee, it was determined that in the interest of fairness and as a reward for their loyalty to these Funds, the USG and Tax-Free shareholders of record on November 13, 1994 should not be asked to incur a Rule 12b-1 fee. Class E was developed for these shareholders and it will not be subject to any Rule 12b-1 fee (unless a Rule 12b-1 plan is subsequently adopted by the Class E shareholders). Class E shareholders are allowed to obtain additional Class E shares of their Funds through reinvestment of dividends and capital gains and/or additional purchases. Other individuals seeking to purchase shares of these Funds with a front end sales charge have to purchase Class A shares that are subject to a .25% 12b-1 fee that funds a .25% trail commission.

Growth Fund has five classes of shares: Class A, Class B, Class H, Class C and Class Z.

     B.   EXCHANGES

With respect to exchanges of shares, the general rule under the multiple class shares program is that Fund shares of one class can only be exchanged for shares of the same class of another Fund. For example, the holder of Class A shares of Growth Fund is allowed to exchange those shares for Class A shares of the Fiduciary Fund or any other Fund. However, that shareholder is not allowed to exchange his or her Class A Growth Fund shares for Class B, Class H, or Class C shares of Fiduciary Fund, Growth Fund or any other Fund.

There are two exceptions to the general rule concerning exchanges. First, Class E and Class Z shareholders may only exchange their shares for Class A shares of another Fund. However, they will be allowed to move back into Class E or Class Z of their original Fund through an exchange.

The second exception relates to Money Fund. New purchases of Money Fund are only allowed into Class A. However, Class A Money Fund shareholders are allowed to exchange their shares (using the systematic investment/dollar cost averaging mechanism or otherwise) for Class A shares of any of the other Funds (in which case a front end sales charge is imposed) or for shares of the other available classes (not subject to a front end sales charge, but subject to a CDSC). Once Class A Money Fund shares have been exchanged into Class B, Class H or Class C shares of another fund, they cannot be exchanged back for Class A Money Fund shares. However, each class of shares has a corresponding Money Fund class (i.e., Class A, Class B, Class H and Class C) that allows shareholders of that class to exchange their shares back and forth into Money Fund. For example, Class B shareholders of Growth Fund could exchange their shares for Class B shares of Money Fund and then exchange back for Class B shares of Growth Fund or Class B shares of any other Fund.

     C.   CONVERSIONS

As the multiple class shares structure is presently structured, the only conversion that takes place is the conversion of Class B and Class H shares (except those purchased by reinvestment of dividends and other distributions paid on those shares) to Class A shares on the ninth anniversary of the purchase of those shares. Shares of these classes purchased through the reinvestment of dividends and other distributions paid on such shares are, for purposes of conversion, considered to be held in a separate sub-account. Each time any Class B or Class H shares convert to Class A, a proportionate number of the shares of the same class in the sub-account converts to Class A.

     D.   COMPLIANCE GUIDELINES

Investors has adopted compliance standards for the sale of Fortis Funds and requires that all persons selling Fortis Funds agree to abide by these standards. Generally, these standards are based on the following principles:

     1. If the investor intends his or her investment to be a long-term investment, he or she should invest in Class A shares.

     2.   A long-term investor should not invest in Class C.

     3. Any investor who is eligible for an exemption from the sales charge (i.e., they may purchase Fund shares at net asset value) should invest in Class A shares, or, where applicable, Class Z shares.

     4. While Class A shares have no maximum order, Class B and H shares have a $500,000 maximum and Class C shares have a $1,000,000 maximum. Orders greater than these limits are treated as orders for Class A shares.

IV.  ALLOCATION OF EXPENSES

Under the multiple class shares program, Fund-Level expenses are allocated to the various classes based upon the relative net assets held by each class. For Class-Level expenses, each Class is allocated the amount of that expense actually incurred by the Class. Specifically, expenses are allocated as follows:

-------------------------------------------------------------
Type of Expense                                             Allocation
---------------                                             ----------
     Direct Shareholder Expenses:
       Investment Advisory & Management Fees                Fund-Level
       12b-1 Fees                                           Class-Level

     Operating Expenses:
       Director Fees & Expenses                             Fund-Level
       Directors' Travel & Expenses                         Fund-Level
       Legal Fees & Expenses                                Fund-Level
       Audit Fees                                           Fund-Level
       Custodian Fees                                       Fund-Level
       Insurance, Errors & Omissions                        Fund-Level
       Dues                                                 Fund-Level
       Expense Limitation                                   Fund-Level
       Registration & Filing Fees                           Fund-Level
       SEC                                                  Fund-Level
       Blue Sky (State)                                     Fund-Level
     Mailing& Postage-Reports, Prospectuses                 Fund-Level
       Printing-Reports                                     Fund-Level
       Mailing & Postage-Proxy                              Fund-Level
       Printing-Proxy                                       Fund-Level
       Money Fund-specific                                  Class-Level
         transfer agent expenses
         (e.g. check writing and
         postage for confirmations)

-------------------------------------------------------------

The foregoing methodology for the allocation of expenses has been reviewed and approved by the Board of each Fund. Any subsequent changes to the allocation methodology must similarly be reviewed and approved by the Board of each Fund. However, under Rule 18f-3, the Boards' approval of the Plan constitutes an approval of the included allocation of expenses.

The Board of each Fund receives and reviews, at least quarterly, a written report of the Fund's expenses. In its review of these reports the Directors should continue to keep in mind that the IRS issued a Private Letter Ruling relating to the Fund's multiple class structure at least partially on the basis of a representation by the Funds that the allocation of class expenses, excluding 12b-1 fees, will not cause a differential of 50 basis points or more among the per share distribution of a Fund's classes.

On a related basis, the Boards also receive quarterly and annual statements concerning, as applicable, distribution and shareholders' servicing expenditures under the Funds' Rule 12b-1 plans. These statements, including the allocations upon which they are based, are presented for approval by the Directors in the exercise of their fiduciary duties.

V.   BOARD RESPONSIBILITIES

The responsibilities of the Board of Directors under the multiple class shares program and Rule 18f-3 are as follows:
     A.   BOARD APPROVALS:

     As discussed earlier, the Board of each Fund must approve all material amendments to the Plan. Specifically, this approval requires the vote of a majority of each Fund's Directors and a majority of each Fund's non-interested Directors. In order to approve the amended Plan, the Board of each Fund must find that the amended Plan, including the expense allocation, is in the best interest of each class individually and the Fund as a whole. Before any vote on the Plan, the Directors are obligated to request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

     B.   MONITORING FOR CONFLICTS OF INTEREST:

     On an ongoing basis, and pursuant to their fiduciary responsibility under the 1940 Act, the Directors monitor the Funds for the existence of any material conflicts between the interests of the shareholders of different classes. If such a conflict arises, the Boards, including a majority of the independent directors, will take such action as is reasonably necessary to eliminate the conflict. Fortis Advisers, Inc. ("Advisers") and Fortis Investors, Inc. ("Investors") have agreed that they will be responsible for reporting any potential or existing conflicts to the directors. If a conflict among classes arises, Advisers and Investors will remedy such conflict at their own expense, up to and including establishing a new registered management investment company.

     C.   APPROVAL OF RULE 12B-1 PLANS:

     The implementation of the multiple class shares program has not altered the requirement under Rule 12b-1 that the Board annually approve each Fund's 12b-1 Plans and their related agreements.

     D.   DIVIDEND RATE APPROVAL:

     The dividend setting committee of the Board of Directors will be responsible for approving the daily and other periodic dividend rates.

VI.  CONCLUSION

The foregoing information provides an overview of the Fortis Funds' multiple class structure. In addition, this document provides the Directors with an outline of their duties in monitoring the class shares program. Therefore, it is suggested that each Director retain this document for use in connection with their future responsibilities with regard to the multiple class shares program.

EXHIBIT A

FUND BY FUND SPECIFICATIONS OF THE

FORTIS MULTIPLE CLASS SHARES STRUCTURE

FORTIS ADVANTAGE PORTFOLIOS, INC.
Asset Allocation Portfolio
Capital Appreciation Portfolio
High Yield Portfolio
Government Total Return Portfolio

SUMMARY: Each Advantage Portfolio will have four classes of shares: Class A, Class B, Class H, and Class C.

SPECIFICS:   The Multiple Class Shares Structure for the four portfolios of this
             Fund is, except to the extent indicated below, identical.

CLASS A SHARES

Front End Sales Charge ("FESC"): 4.5% on High Yield and Government Total Return
                           and 4.75% on Asset Allocation and Capital
                           Appreciation (With breakpoints on sales of $100,000 or more)

Dealer Concession:  4.0% (Which decreases on sales of $1,000,000 or more)

Contingent Deferred Sales Charge:  None (Except for sales of $1,000,000 or more
                           ("CDSC"): which are subject to a CDSC, but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:  Not Applicable

Total 12b-1 Fees:   Asset Allocation Portfolio              .45%
                    Capital Appreciation Portfolio          .45%
                    High Yield Portfolio                    .35%
                    Government Total Return Portfolio       .35%

Trail Commission:   Asset Allocation Portfolio              .25% (.45%*)
                    Capital Appreciation Portfolio          .25% (.45%*)
                    High Yield Portfolio                    .25% (.35%*)
                    Government Total Return Portfolio       .25% (.35%*)

* The higher Trail Commission amount is paid when the aggregate current value of the portfolio accounts for the Dealer's customers exceeds $1,000,000.

                             CLASS B/CLASS H SHARES

Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                         None

Dealer Concession:            4.0% (5-1/4% on Class H)

CDSC:                         4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:        Year 9

Total 12b-1 Fees:             1.0%

Trail Commission:             .25% (No Trail Commission on Class H shares)

                                 CLASS C SHARES


FESC:                         None

Dealer Concession:            1.0%

CDSC:                         1% for 1 year

Conversion to A:              None

Total 12b-1 Fees:             1.0%

Trail Commission:             1.0% (Beginning in Year 2)

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                         FORTIS EQUITY PORTFOLIOS, INC.

                               Fortis Capital Fund
                                Fortis Value Fund
                           Fortis Growth & Income Fund

SUMMARY: Fortis Capital Fund, Fortis Value Fund and Fortis Growth & Income Fund will have four classes of shares: Class A, Class B, Class H and Class C.

SPECIFICS:
                                 CLASS A SHARES

FESC: 4.75% (With breakpoints on sales of $100,000 or more)

Dealer Concession:            4.0% (Which decreases on sales of $1,000,000 or
                              more)

CDSC: None (Except for sales of $1,000,000 or more, which are subject to a CDSC but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:        Not Applicable

Total 12b-1 Fees:             .25%

Trail Commission:             .25%


                             CLASS B/CLASS H SHARES


Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                         None

Dealer Concession:            4.0% (5-1/4% on Class H)

CDSC:                         4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:        Year 9

Total 12b-1 Fees:             1.0%

Trail Commission:             .25% (No Trail Commission on Class H shares)

                                 CLASS C SHARES


FESC:                         None

Dealer Concession:            1.0%

CDSC:                         1% for 1 year

Conversion to A:              None

Total 12b-1 Fees:             1.0%

Trail Commission:             1.0% (Beginning in Year 2)

                           FORTIS FIDUCIARY FUND, INC.


SUMMARY: Fortis Fiduciary Fund will have four classes of shares: Class A, Class B, Class H and Class C.

SPECIFICS:


                                 CLASS A SHARES

FESC: 4.75% (With breakpoints on sales of $100,000 or more)

Dealer Concession:            4.0% (Which decreases on sales of $1,000,000 or
                              more)

CDSC: None (Except for sales of $1,000,000 or more, which are subject to a CDSC but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:        Not Applicable

Total 12b-1 Fees:             .25%

Trail Commission:             .25%


                             CLASS B/CLASS H SHARES


Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                         None

Dealer Concession:            4.0% (5-1/4% on Class H)

CDSC:                         4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:        Year 9

Total 12b-1 Fees:             1.0%

Trail Commission:             .25% (No Trail Commission on Class H shares)

                                 CLASS C SHARES


FESC:                         None

Dealer Concession:            1.0%

CDSC:                         1% for 1 year

Conversion to A:              None

Total 12b-1 Fees:             1.0%

Trail Commission:             1.0% (Beginning in Year 2)

                            FORTIS GROWTH FUND, INC.


SUMMARY: Fortis Growth Fund will have five classes of shares: Class A, Class B, Class H, Class C and Class Z. Class Z will become available March 1, 1996.

SPECIFICS:

                                 CLASS A SHARES

FESC: 4.75% (With breakpoints on sales of $100,000 or more)

Dealer Concession:            4.0% (Which decreases on sales of $1,000,000 or
                              more)

CDSC: None (Except for sales of $1,000,000 or more, which are subject to a CDSC but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:        Not Applicable

Total 12b-1 Fees:             .25%

Trail Commission:             .25%


                             CLASS B/CLASS H SHARES


Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                         None

Dealer Concession:            4.0% (5-1/4% on Class H)

CDSC:                         4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:        Year 9

Total 12b-1 Fees:             1.0%

Trail Commission:             .25% (No Trail Commission on Class H shares)

                                 CLASS C SHARES


FESC:                         None

Dealer Concession:            1.0%

CDSC:                         1% for 1 year

Conversion to A:              None

Total 12b-1 Fees:             1.0%

Trail Commission:             1.0% (Beginning in Year 2)



                                 CLASS Z SHARES


FESC:                         None

Dealer Concession:            None

CDSC:                         None

Conversion to A:              None

Total 12b-1 Fees:             None

Trail Commission:             None

                         FORTIS INCOME PORTFOLIOS, INC.

                     Fortis U.S. Government Securities Fund


SUMMARY:  Fortis U.S. Government Securities Fund will have 5 classes of shares:
          Class A, Class B, Class H, Class C and Class E.

SPECIFICS:

                                 CLASS A SHARES

FESC: 4.5% (With breakpoints on sales of $100,000 or more)

Dealer Concession:            4.0% (Which decreases on sales of $1,000,000 or
                              more)

CDSC: None (Except for sales of $1,000,000 or more, which are subject to a CDSC but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:        Not Applicable

Total 12b-1 Fees:             .25%

Trail Commission:             .25%

                             CLASS B/CLASS H SHARES


Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                         None

Dealer Concession:            4.0% (5-1/4% on Class H)

CDSC:                         4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:        Year 9

Total 12b-1 Fees:             1.0%

Trail Commission:             .25% (No Trail Commission on Class H shares)

                                 CLASS C SHARES


FESC:                         None

Dealer Concession:            1.0%

CDSC:                         1% for 1 year

Conversion to A:              None

Total 12b-1 Fees:             1.0%

Trail Commission:             1.0% (Beginning in Year 2)


                                 CLASS E SHARES


FESC: 4.5% (With breakpoints on sales of $100,000 or more)

Dealer Concession:            4.0% (Which decreases on sales of $1,000,000 or
                              more)

CDSC: None (Except for sales of $1,000,000 or more, which are subject to a CDSC, but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:        Not Applicable

Total 12b-1 Fees:             None

Trail Commission:             None

                          FORTIS MONEY PORTFOLIOS, INC.

                                Fortis Money Fund


SUMMARY: Fortis Money Fund will have four classes of shares: Class A, Class B, Class H and Class C.

SPECIFICS:

                                 CLASS A SHARES

FESC:                         None

Dealer Concession:            None

CDSC:                         None

Conversion to Class A:        Not Applicable

Total 12b-1 Fees:             .20%

Trail Commission:             .20%


                             CLASS B/CLASS H SHARES


Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                         None

Dealer Concession:            4.0% (5-1/4% on Class H)

CDSC:                         4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:        Year 9

Total 12b-1 Fees:             1.0%

Trail Commission:             .25% (No Trail Commission on Class H shares)

                                 CLASS C SHARES


FESC:                         None

Dealer Concession:            1.0%

CDSC:                         1% for 1 year

Conversion to A:              None

Total 12b-1 Fees:             1.0%

Trail Commission:             1.0% (Beginning in Year 2)

                        FORTIS TAX-FREE PORTFOLIOS, INC.
                               Minnesota Portfolio
                               National Portfolio
                               New York Portfolio

SUMMARY:       The Fortis Tax-Free Portfolios will have five classes of shares:
               Class A, Class B, Class H, Class C, and Class E.

SPECIFICS:

                                 CLASS A SHARES

FESC: 4.5% (With breakpoints on sales of $100,000 or more)

Dealer Concession:            4.0% (Which decreases on sales of $1,000,000 or
                              more)

CDSC: None (Except for sales of $1,000,000 or more, which are subject to a CDSC but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:        Not Applicable

Total 12b-1 Fees:             .25%

Trail Commission:             .25%

                             CLASS B/CLASS H SHARES


Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                         None

Dealer Concession:            4.0% (5-1/4% on Class H)

CDSC:                         4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:        Year 9

Total 12b-1 Fees:             1.0%

Trail Commission:             .25% (No Trail Commission on Class H shares)


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

                                 CLASS C SHARES


FESC:                         None

Dealer Concession:            1.0%

CDSC:                         1% for 1 year

Conversion to A:              None

Total 12b-1 Fees:             1.0%

Trail Commission:             1.0% (Beginning in Year 2)


                                 CLASS E SHARES

FESC: 4.5% (With breakpoints on sales of $100,000 or more)

Dealer Concession:            4.0% (Which decreases on sales of $100,000 or
                              more)

CDSC: None (Except for sales of $1,000,000 or more, which are subject to a CDSC, but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:        Not Applicable

Total 12b-1 Fees:             None

Trail Commission:             None


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

                        FORTIS WORLDWIDE PORTFOLIOS, INC.

                         Fortis Global Growth Portfolio


SUMMARY:       Fortis Global Growth Portfolio will have four classes of shares:
               Class A, Class B, Class H and Class C.

SPECIFICS:
                                 CLASS A SHARES

FESC: 4.75% (With breakpoints on sales of $100,000 or more)

Dealer Concession:            4.0% (Which decreases on sales of $1,000,000 or
                              more)

CDSC: None (Except for sales of $1,000,000 or more, which are subject to a CDSC but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:        Not Applicable

Total 12b-1 Fees:             .25%

Trail Commission:             .25%


                             CLASS B/CLASS H SHARES


Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                         None

Dealer Concession:            4.0% (5-1/4% on Class H)

CDSC:                         4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:        Year 9

Total 12b-1 Fees:             1.0%

Trail Commission:             .25% (no Trail Commission on Class H shares)


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

                                 CLASS C SHARES


FESC:                         None

Dealer Concession:            1.0%

CDSC:                         1% for 1 year

Conversion to A:              None

Total 12b-1 Fees:             1.0%

Trail Commission:             1.0% (Beginning in Year 2)


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